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                      EQUITY RESIDENTIAL PROPERTIES TRUST
     Consolidated and Combined Historical, Including Predecessor Business Earnings to Combined Fixed Charges and Preferred Distributions Ratio

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
                                                                                       Historical
                                                       --------------------------------------------------------------------------
                                                       03/31/97   03/31/96   12/31/96   12/31/95   12/31/94   12/31/93   12/31/92
                                                       --------   --------   --------   --------   --------   --------   --------
                                                                                 (Amounts in thousands)
REVENUES
    Rental income                                      $134,235   $101,443   $454,412   $373,919   $220,727   $104,388   $ 86,597
    Fee income - outside managed                          1,578      1,545      6,749      7,030      4,739      4,651      4,215
    Interest income - investment in mortgage notes        3,683      2,710     12,819      4,862        -          -          -
    Interest and other income                             1,891        623      4,405      4,573      5,568      3,031      2,161
                                                       --------   --------   --------   --------   --------   --------   --------
        Total revenues                                  141,387    106,321    478,385    390,384    231,034    112,070     92,973
                                                       --------   --------   --------   --------   --------   --------   --------
EXPENSES
    Property and maintenance                             32,334     28,530    127,172    112,186     66,534     35,324     30,680
    Real estate taxes and insurance                      13,911     10,279     44,128     37,002     23,028     11,403     10,274
    Property management                                   5,671      4,435     17,512     15,213     10,249      3,491      2,912
    Property management - non-recurring                     -          -          -          -          879        -          -
    Fee and asset management                                967      1,106      3,837      3,887      2,056      2,524      2,403
    Depreciation                                         28,877     20,616     93,253     72,410     37,273     15,384     13,442
    Interest:
        Expense incurred                                 23,293     18,241     81,351     78,375     37,044     26,042     31,926
        Amortization of deferred financing costs            603        944      4,242      3,444      1,930      3,322      2,702
    Refinancing costs                                       -          -          -          -          -        3,284        -
    General and administrative                            2,975      2,215      9,857      8,129      6,053      3,159      1,915
                                                       --------   --------   --------   --------   --------   --------   --------
        Total expenses                                  108,631     86,366    381,352    330,646    185,046    103,933     96,254
                                                       --------   --------   --------   --------   --------   --------   --------
Income (loss) before extraordinary items                 32,756     19,955     97,033     59,738     45,988      8,137     (3,281)
                                                       ========   ========   ========   ========   ========   ========   ========
Combined Fixed Charges and Preferred Distributions:
    Interest and other financing costs                   23,293     18,241     81,351     78,375     37,044     26,042     31,926
    Refinancing costs                                       -          -          -          -            -      3,284        -
    Amortization of deferred financing costs                603        944      4,242      3,444      1,930      3,322      2,702
    Preferred distributions                               9,061      6,437     29,015     10,109        -          -          -
                                                       --------   --------   --------   --------   --------   --------   --------
Total Combined Fixed Charges and Preferred
  Distributions                                          32,957     25,622    114,608     91,928     38,974     32,648     34,628
                                                       ========   ========   ========   ========   ========   ========   ========
Earnings before combined fixed charges and
  preferred distributions                                56,652     39,140    182,626    141,557     84,962     40,785     31,347
                                                       ========   ========   ========   ========   ========   ========   ========
Funds from operations before combined fixed
  charges and preferred distributions                    85,529     59,756    275,879    213,967    122,235     56,169     44,789
                                                       ========   ========   ========   ========   ========   ========   ========
Ratio of earnings before combined fixed charges
  and preferred distributions to combined fixed
  charges and preferred distributions                      1.72       1.53       1.59       1.54       2.18       1.25       0.91
                                                       ========   ========   ========   ========   ========   ========   ========
Ratio of funds from operations before combined
  fixed charges and preferred distributions to
  combined fixed charges and preferred
  distributions                                            2.60       2.33       2.41       2.33       3.14       1.72       1.29
                                                       ========   ========   ========   ========   ========   ========   ========
Earnings deficiency to cover fixed charges                N/A        N/A        N/A        N/A        N/A        N/A       (3,281)
                                                       ========   ========   ========   ========   ========   ========   ========
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